SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (date of earliest event reported): September 6, 2004

                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)


           Texas                     0-4690                     74-2126975
(State or other jurisdiction  (Commission file number)       (I.R.S. employer
of incorporation)                                            identification no.)


                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000


Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications  pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))



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Item 4.02 - Non-Reliance on Previously Issued Financial  Statements or a Related
            Audit Report or Completed Interim Review

     Upon reviewing the estimated adjustments and write-offs described in Item 8.01, below, management and the audit committee concluded on September 6, 2004, that, while the work to finalize the amount of such adjustments and write-offs has not been completed, the Company will be required to restate its shareholders' equity as reported in its quarterly report on Form 10-Q as of September 30, 2003. The Company currently estimates that these adjustments and write-offs may aggregate up to $49 million, after taxes. The shareholders' equity as of September 30, 2003, as reported, is $160.5 million. Corresponding adjustments to other accounts in these financial statements may also be required.

     As described in Item 8.01, below, the write-offs and other profit and loss adjustments relate primarily to periods prior to 2003. Although the Company has not completed its work, and has not yet determined the exact amount of the adjustment to shareholders' equity as of September 30, 2003, or the amount by which the estimated write-offs and adjustments will affect the Company's financial statements included in the Company's quarterly report on Form 10-Q as of September 30, 2003, the Company nonetheless cautions investors that the financial statements for the nine-month period ended September 30, 2003, and the three-month periods ended September 30, 2003, June 30, 2003, and March 31, 2003, should no longer be relied upon.

     Currently, the Company has not completed its work to determine the reporting periods to which such write-offs and adjustments relate and the amounts of such write-offs and adjustments for each period. However, as a result of the additional work done recently, management and the audit committee concluded on September 9, 2004, that restatements of its balance sheets will occur, and it is likely that some of its other financial statements will be restated, with respect to periods prior to 2003. Accordingly the Company cautions investors that the financial statements for the years 1999 to 2002 should no longer be relied upon.

     The Company's management and audit committee have discussed these matters with the Company's independent registered public accounting firm.



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Item 8.01 - Other Events

   The Company has continued to work on its financial statements for the year ended December 31, 2003, and for the quarters ended March 31, 2004, and June 30, 2004.

     As previously disclosed, the Company has tentatively identified certain balance sheet accounts that it expects will need to be written off or adjusted. Although the Company's work on these matters is ongoing, it currently estimates that these write-offs and adjustments in the aggregate will total approximately $9 million, before estimated taxes. While these relate principally to periods prior to 2003 and relate to certain receivables, equipment and other assets, the Company has also identified adjustments to various liability accounts. The Company is continuing to perform additional reviews of its balance sheet accounts to determine whether additional adjustments to its financial statements may be required.

     In addition, the Company has continued its previously-disclosed review of intercompany accounts among itself and its affiliates that may not have been adequately reconciled. The Company is performing a detailed analysis of a net cumulative out-of-balance condition in the intercompany accounts that it currently estimates would result in an aggregate write down of approximately $10 million, before estimated taxes. These write-offs also relate primarily to periods prior to 2003.

     During the course of the work on its financial statements, the Company has undertaken an analysis of deferred policy acquisition costs (DAC) and present value of future profits on acquired businesses (PVFP). The Company's accounting policy, in accordance with generally accepted accounting principles, has been to record the present value of future profits on acquired businesses and to defer and amortize the costs of acquiring new business, which are principally first year commissions and certain expenses of the policy issuance and underwriting departments, which vary with and are primarily related to the production of new business. The Company's analysis has related to the method of amortization of such costs as well as the recoverability of such costs. Although the Company has not completed its analysis, it currently expects that it will retroactively correct amortization calculations for a substantial portion of these costs, which approximate $30 million as of September 30, 2003. These adjustments are currently estimated to result in aggregate write-offs of approximately $20 million, before estimated taxes. These write-offs also relate primarily to periods prior to 2003.



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     Also as part of its analysis of DAC and PVFP,  the Company is reviewing the accounting for its remaining DAC and PVFP, of $47 million and $25 million, respectively, as recorded at September 30, 2003. Although this analysis is ongoing, the Company expects that it will refine its methods with regard to DAC and PVFP recoverability calculations. The Company has not yet determined the amount of, or reached a conclusion regarding the effective periods for, any write-offs. If a write-off occurs, management estimates that it could be upwards of $22 million.

     The above-described estimated adjustments and write-offs could aggregate upwards of $61 million, before estimated taxes. It is unlikely that the Company will be realizing a full statutory rate tax benefit for these write-offs. Depending upon the circumstances, the Company may not be able to realize any tax benefits with respect to certain periods. In addition, the otherwise resulting tax benefit may result in deferred tax assets that are not realizable. The Company currently estimates that its maximum realizable tax benefit is $12 million.

     The Company emphasizes that it is continuing its reviews and analyses, and, accordingly, refinements to the adjustments and write-offs described herein or additional adjustments to its financial statements beyond those described herein may be required as a result of these efforts. Further adjustments and write-offs could also occur during the completion of the audit of the Company's financial statements by its independent auditors.

     The Company's work is being conducted by its internal accounting staff, as well as several accounting and actuarial consultants. The incremental expenses incurred through August 31, 2004, in connection with this work approximate $3 million, and are not included in the above-described adjustments.

     In connection with its work, the Company has identified several material control weaknesses which it is in the process of remediating. Accordingly, there is uncertainty as to the Company's ability to complete its remediation process and satisfy its required self-assessment procedures under Section 404(a) of the Sarbanes-Oxley Act on a timely basis.



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     The Company's  management and audit  committee have discussed these matters with the Company's independent registered public accounting firm.

     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Financial Industries Corporation cautions that the statements in this Form 8-K relating to matters that are not historical factual information are forward-looking statements that represent management's belief and assumptions based on currently available information. The information contained in this report relating to the amount and periods of balance sheet accounts that may need to be written off or adjusted, any after-tax effects, the amount of the net cumulative out-of-balance condition in the intercompany accounts, the amount and periods of write-offs of DAC and PVFP, possible additional adjustments to the financial statements, the non-reliance on financial statements for prior periods, restatement of financial statements, amount and realization of tax benefits and deferred tax assets, and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "may", "estimate," "expect," "intend," and other similar expressions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ from those contemplated by the forward-looking statements, including the timing, completion and results of the Company's reviews and audits. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FINANCIAL INDUSTRIES CORPORATION




Date: September 9, 2004                   By:   /s/ J. Bruce Boisture
                                          _____________________________________
                                          President and Chief Executive Officer



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